UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2012

BLUFOREST INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	26-2294927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Republica del Salvador y Shyris Edificio Onix piso 10-C Quito Ecuador
(Address of principal executive offices)	(Zip Code)

593-937-62435
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2012 BluForest Inc. (the “Company”) entered into a “Letter of Intent” (“LOI”) entering into discussions to consider the acquisition of the Canadian company New World Generation.

Pursuant to the terms of the LOI and subject to further negotiation, BluForest is granted an option to acquire New World Generation via a share base that will be finalized during the due diligence process.  It is intended by the parties that the LOI will be superseded by a formal agreement upon completion of due diligence.

SECTION 7.01 - REGULATION FD DISCLOSURE

Press Releases

In connection with the LOI and concurrently with this Form 8-K, the Company issued a press release relating to the LOI as described in “Section 1.01 Entry Into Material Definitive Agreements” above. A copy of this press release is furnished as an exhibit to this Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUFOREST INC.

Dated: November 28, 2012	By:	/s/ Charles Miller
	Name:	Charles Miller
`	Title:	Chief Executive Officer/ Chief Financial Officer